Company Registration No. 05490864 (England and Wales)

ANIO LIMITED

FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2012

ANIO LIMITED

CONTENTS

Page
Reports of Independent Registered Public Accounting Firm	1 - 2
Balance Sheet	3
Statement of operations	4
Statement of cash flows	5
Notes to the financial statements	6 - 12

ANIO LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Anio Limited

We have audited the accompanying balance sheet of Anio Limited as at 30 September 2012 and

2011, the related statement of operations, the statement of cash flows and notes for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan -and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining. on a test basis· evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Opinion on financial statements

In our opinion, the financial statements referred to above present fairly in all material respects the financial position of Anio Limited at 30 September 2012 and 2011 and the results of its operations for each of the years ended 30 September 2012 and 30 September 2011 in conformity with U.S. Generally Accepted Accounting Principles. Also, in our opinion, the related financial statement schedules when considered in relation to the basic financial statements taken as a whole present fairly in all material respects the information set forth therein.

Emphasis of matter- going concern

In forming our opinion on the financial statements, we have considered the adequacy of the disclosure made in Note 1.1 to the financial statements concerning the Company's ability to continue as a going concern. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1.1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1.1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LUBBOCK FINE London

13 December 2012

ANIO LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Anio Limited

We have audited Anio Limited's internal control over financial reporting as of 30 September 2012 based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Anio Limited's management is responsible for maintaining effective internal control over financial reporting. and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting assessing the risk that a material weakness exists· testing and evaluating the design and operating effectiveness of internal control based on the assessed risk· and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that. in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations· internal control over financial reporting may not prevent or detect misstatements. Also. projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions. or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion Anio Limited maintained in all material respects effective internal control over financial reporting as of 30 September 2012 based on the COSO criteria.

We also have audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) the balance sheet of Anio Limited as of 30 September 2012 and 2011, the related statement of operations, the statement of cash flows and notes for each of the two years in the period ended 30 September 2012 of Anio Limited and our report dated 13 December 2012 expressed an unqualified opinion thereon as follows:

In our opinion, the financial statements referred to above present fairly in all material respects the financial position of Anio Limited at 30 September 2012 and 2011 and the results of its operations for each of the years ended 30 September 2012 and 30 September 2011 in conformity with U.S. Generally Accepted Accounting Principles. Also, in our opinion, the related financial statement schedules when considered in relation to the basic financial statements taken as a whole present fairly in all material respects the information set forth therein.:

LUBBOCK FINE

London 13 December 2012

ANIO LIMITED

BALANCE SHEET
AS AT 30 SEPTEMBER 2012

1 Accounting policies

1.1 Accounting convention

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (United States Generally Accepted Accounting Practice).

UK pounds sterling is the Company’s functional and reporting currency.

The company incurred a loss of £79,586 and has net liabilities of £776,606. In the opinion of the director, ongoing negotiations to raise additional funds will be successful and he therefore believes that it is appropriate to prepare the accounts on a going concern basis.

1.2 Compliance with accounting standards

The financial statements are prepared in accordance with applicable United States of America Accounting

Standards ("US GAAP"), which have been applied consistently (except as otherwise stated).

1.3 Nature of operations

Anio Limited is a company whose principal activity continued to be that of marketing of ladies' and gentlemens' fashions, manufacturers, converters, importers and exporters of and dealers in fabrics, textiles, cloths, fibres and yarns of all kinds.

1.4 Operating segment information

The Company predominantly operates in one industry segment, the fashion industry. Substantially all of the Company's assets and employees are in one location at the Company's headquarters in London, United Kingdom

1.5 Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

1.6 Fair value of financial instruments

The carrying value of the Company's financial instruments (principally consisting of cash equivalents, accounts receivable, short-term investments and accounts payable) approximates fair value either because of the expected short-term collection or payment period or because the terms are similar to market terms.

1.7 Cash and cash equivalents

Cash and cash equivalents include certain investments with original maturities of three months or less, such as money market accounts.

1.8 Accounts receivable

Accounts receivable are reported at the amount management expects to collect from outstanding balances. Differences between the amount due and the amount management expects to collect are reported in the results of operations of the year in which those differences are determined, with an offsetting entry to a valuation allowance for trade accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. As of 30 September 2012 and 2011, the allowance for doubtful accounts totals £nil and £8,226, respectively.

1 Accounting policies (continued)

1.9 Inventories

Inventories are valued at the lower of cost (determined by a first-in first-out method) and net realizable value.

1.10 Long-lived assets

The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. In such circumstances, those assets are written down to estimated fair value. Long-lived assets consist primarily of fixed assets and patents.

1.11 Intangible assets

Patent costs are amortized over the shorter of the life of the patent (ten years) or the related product on a straight-line basis, and are tested for impairment on an annual basis. Patents are periodically reviewed by management to determine the recoverability of these assets.

1.12 Revenue recognition

Goods are shipped to retailers in accordance with specific customer orders. The Company recognizes wholesale sales when the risks and rewards of ownership have transferred to the customer, determined by the Company to be when the goods have been despatched, at which point the title to the merchandise passes to the customer. The Company recognizes retail sales upon customer receipt of merchandise, generally at the point of sale.

Returns from wholesale and retail customers are accounted for when the goods have been received by the company, and revenue reduction is recognized at this point. Trade discounts are recognized when the sale arises. Settlement discounts are recognized once payment has been received.

The Company's sales are recorded net of applicable sales taxes, any returns discounts and other allowances.

1.13 Major customers

During the year ended 30 September 2012, one customer represented 43% of gross sales. During the year ended 30 September 2011, one customer accounted for 30% of gross sales.

1.14 Major suppliers

Purchases during the year ended 30 September 2012 included purchases from one supplier that accounted for 34% of total purchases during the year. Purchases during the year ended 30 September

2011 included purchases from one supplier that accounted 63% of total purchases during the year. Management believes no risk is present under these arrangements due to other suppliers being readily available.

1.15 Shipping and handling costs

The Company expenses shipping and handling to cost of goods sold and overhead accounts. For the years ended 30 September 2012 and 2011, freight expense to other than cost of goods sold was

£18,462 and £37,714 respectively.

1.16 Advertising

Advertising costs are incurred in selling and general administration expenses, and are expensed when the advertising or promotion is published or presented to customers.

1.17 Deferred taxation

Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes. The deferred tax balances are not being discounted.

2	Operating loss	2012 £	2011 £
	Operating loss is stated after charging:
	Amortization of intangible assets	2,383	3,143
	Depreciation of tangible assets	191	1,572
	Auditors' remuneration	7,500	7,500
	Director's remuneration	11,525	5,714

3	Taxation	2012 £	2011 £
	Domestic current year tax UK corporation tax	-	-
	Total current tax	-	-
	Factors affecting the tax charge for the year Loss on ordinary activities before taxation multiplied by the standard rate of
	UK corporation tax of 20.00% (2011: 20.00%)	(15,917)	(35,318)
	Effects of: Non deductible expenses	1,455	1,016
	Depreciation add back	38	314
	Capital allowances	(153)	(236)
	Unutilised losses	14,577	34,224
		-	-
	Current tax charge for the year	-	-

The company has tax losses of approximately £735,000 (2011: £662,000), which is available to offset against future trading profits.

Due to the uncertainty of future profits, a deferred tax asset has not been recognized in respect of these tax losses.

4 Loss per share

The calculation of the basic loss per share arising is based upon the loss after tax attributable to ordinary shareholders of £79,586 (2011: loss £176,589) and a weighted average number of shares in issue for the year of 11,510 (2011: 11,510).

7	Inventories	2012	2011
	Garments	£ 35,035	£ 46,466

8	Receivables	2012 £	2011 £
	Accounts receivable	72,957	47,879
	Prepayments	29,180	20,691
	Rent deposits and staff loans	268	4,051
		102,405	72,621

9	Payables: amounts falling due within one year	2012 £	2011 £
	Short term debt	117,475	117,138
	Trade payables	146,154	69,305
	Taxation and social security	51,362	36,617
	Accrued expenses and other payables	498,498	269,378
		813,489	492,438

Short term debt represents a bank overdraft. During the year, the overdraft interest rate was 4.5%.The bank overdraft is secured by both a fixed and floating charge over the company and all property and assets present, and a personal guarantee from the director amounting to £125,000.

Included within accrued expenses and other payables is a loan of £288,000 (2011: £187,000), which is repayable on demand and interest free. See also Notes 14 and 15.

10	Payables: amounts falling due after more than one year	2012 £	2011 £
	Long term debt	117,480	349,480
	Analysis of loans Wholly repayable within five years	117,480	349,480

Long term debt represents a loan which is interest free and has a maturity date of 1 October 2013. See also Notes 14 and 15.

11	Common stock	2012	2011
	Allotted, called up and fully paid	£	£
	11,510 Ordinary shares of £1 each	11,510	11,510

12 Statement of movements on reserves

Share premium account

Profit and loss account

£ £

Balance at 1 October 2011	77,125	(785,655)
Loss for the year	-	(79,586)
Balance at 30 September 2011	77,125	(805,241)

13 Transactions with directors

Included within accrued expenses and other payables is an amount of £44,735 (2011: £62,055) due to O Amhurst.

During the year O Amhurst received remuneration amounting to £11,525 (2011: £5,714).

14 Related party transactions

Included within accrued expenses and other payables is £288,000 (2011: £187,000) and included within long term debt is £117,480 (2011: £269,480) owed to D Hardcastle, a shareholder. The nature of the short and long term loan were for the purposes of stock purchase and working capital requirements. The short term loan is repayable on demand and is interest free. The long term loan is interest free and has a maturity date of 1 October 2013, and subsequent to the year end the terms have been renegotiated. See also Note 15.

15 Post balance sheet events

Management evaluated subsequent events of the Company through to 13 December 2012, the date the Financial Statements were issued, and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

Subsequent to the year end, the terms of the loans in Note 14 were renegotiated. The Company has agreed to repay £211,000 of the loan immediately upon the Company securing significant external funding. As soon as this amount is repaid, the balance of £194,480 starts accruing interest at bank base rate plus 2%. The balance plus interest is repayable over a 3 year period by way of quarterly instalments.